Exhibit 5.1

June 30, 2009

National Investment Managers Inc.
485 Metro Place South, Suite 275
Dublin, Ohio 43017

Re: Registration Statement on Form S-8 Filed by National Investment Managers Inc.

Ladies and Gentlemen:

I am Vice President & Chief Legal Officer of National Investment Managers Inc., a Florida corporation (the "Company"), and have acted in such capacity in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of up to 400,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the Company's 2005 Stock Incentive Plan (the "Plan"), as contemplated by the Registration Statement on Form S-8 to which this opinion has been filed as an exhibit (the "Registration Statement"). In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares will be, when issued or delivered and sold in accordance with the Plan, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the law of the State of Florida as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction. In addition, I have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which the Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions. I have also assumed that a sufficient number of authorized but unissued shares of the Company's Common Stock will be available for issuance when the Shares are issued.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Russ Dempsey

Russ Dempsey
Vice President & Chief Legal Officer